UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2016

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 27, 2016, Cherokee Inc. (the “Company”) and JPMorgan Chase Bank, N.A. (“JPMorgan”) entered into amendments to their credit agreement dated September 4, 2012 (as amended, the “Credit Agreement”) and the notes issued thereunder, to (i) extend the maturity dates of the three outstanding term notes issued under the Credit Agreement to various maturity dates beginning in August 2017 and ending in October 2020, (ii) amend the maturity date of a line of credit note issued under the Credit Agreement, under which no amounts have been borrowed by the Company to date, to June 2017, and (iii) permit the Company to make stock repurchases in an aggregate amount not to exceed $1,000,000 without obtaining JPMorgan’s prior written consent.

The foregoing is a summary of the terms of the amendments to the Credit Agreement and the notes issued thereunder and is qualified in its entirety by the full text of such amendments, which will be filed as exhibits to our quarterly report on Form 10-Q for the quarter ended April 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

Date: June 3, 2016	By:	/s/ Jason Boling
Jason Boling
Chief Financial Officer